EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (File Nos. 333-238915, 333-250326 and 333-262402), Form S-8 (File No. 333-258308) and Forms S-1 (File Nos.333-271096 and 333-252031) of Lexaria Bioscience Corp. of our report dated November 25, 2022, relating to the consolidated financial statements of Lexaria Bioscience Corp., for the years ended August 31, 2023 and 2022 which appears in the annual report on Form 10-K of Lexaria Bioscience Corp. dated November 20, 2023.

Vancouver, Canada	/s/ DAVIDSON & COMPANY LLP

November 17, 2023	Chartered Professional Accountants